Exhibit 99.4

Nicolet
BANKSHARES, INC.

IMPORTANT SPECIAL MEETING INFORMATION

VOTE

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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C123456789

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 a.m., Central Time, on July 15, 2021.

Online
Go to **www.investorvote.com/NCBS** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/NCBS

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2.

	For	Against	Abstain
1. Merger and Share Issuance – To approve and adopt the Agreement and Plan of Merger dated April 12, 2021 (as the same may be amended from time to time), between Nicolet Bankshares, Inc. ("Nicolet"), and Mackinac Financial Corporation ("Mackinac"), pursuant to which Mackinac will merge with and into Nicolet, including the issuance of up to 2,360,314 shares of Nicolet common stock in the merger. The terms of the merger are more particularly described in the Proxy Materials.	☐	☐	☐
2. Adjournment - To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies to approve the merger agreement and the transactions contemplated by the merger agreement.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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C 1234567890 JNT
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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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03H3EC

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/NCBSq IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qProxy - Nicolet Bankshares, Inc. +This proxy is solicited by the Board of Directors of Nicolet Bankshares, Inc. for the Special Meeting of Shareholders to be held on Thursday, July 15, 2021 at 9:45 a.m. The undersigned hereby appoints Robert B. Atwell and Michael E. Daniels, or either of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated on the reverse side, all of the common stock of Nicolet Bankshares, Inc. (the “Company”), which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held at 9:45 a.m., on July 15, 2021 at Nicolet’s Corporate office, 111 N Washington St, Green Bay, WI 54301, and at any adjournments of the Special Meeting, upon the proposal described in the accompanying Notice of Special Meeting and joint proxy statement – prospectus relating to the Special Meeting (collectively, the “Proxy Materials”). When this proxy is properly executed and not revoked, the shares it represents will be voted at the Special Meeting in accordance with choices specified on the reverse side and in the discretion of the proxy holders on all other matters properly coming before the Special Meeting. If no choice is specified, this proxy will be voted FOR Proposal 1 and FOR Proposal 2. The Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2. (Be sure to Complete reverse side) PLEASE RETURN PROXY AS SOON AS POSSIBLEC Non-Voting ItemsChange of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Special Meeting.+

Nicolet
BANKSHARES, INC.

IMPORTANT SPECIAL MEETING INFORMATION

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2.

	For	Against	Abstain
1. Merger and Share Issuance - To approve and adopt the Agreement and Plan of Merger dated April 12, 2021 (as the same may be amended from time to time), between Nicolet Bankshares, Inc. ("Nicolet"), and Mackinac Financial Corporation ("Mackinac"), pursuant to which Mackinac will merge with and into Nicolet, including the issuance of up to 2,360,314 shares of Nicolet common stock in the merger. The terms of the merger are more particularly described in the Proxy Materials.	☐	☐	☐
2. Adjournment - To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies to approve the merger agreement and the transactions contemplated by the merger agreement.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 5 0 7 4 0 0

03H3FC

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qProxy - Nicolet Bankshares, Inc.This proxy is solicited by the Board of Directors of Nicolet Bankshares, Inc. for the Special Meeting of Shareholders to be held on Thursday, July 15, 2021 at 9:45 a.m. The undersigned hereby appoints Robert B. Atwell and Michael E. Daniels, or either of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated on the reverse side, all of the common stock of Nicolet Bankshares, Inc. (the “Company”), which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held at 9:45 a.m., on July 15, 2021 at Nicolet’s Corporate office, 111 N Washington St, Green Bay, WI 54301, and at any adjournments of the Special Meeting, upon the proposal described in the accompanying Notice of Special Meeting and joint proxy statement – prospectus relating to the Special Meeting (collectively, the “Proxy Materials”). When this proxy is properly executed and not revoked, the shares it represents will be voted at the Special Meeting in accordance with choices specified on the reverse side and in the discretion of the proxy holders on all other matters properly coming before the Special Meeting. If no choice is specified, this proxy will be voted FOR Proposal 1 and FOR Proposal 2. The Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2. (Be sure to Complete reverse side) PLEASE RETURN PROXY AS SOON AS POSSIBLE